EX-35 (a)
(logo) OPTION ONE
       MORTGAGE
       One gets it done.




March 15, 2007


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Option One Mortgage Loan Trust 2006-2
Inv#441

Pursuant to Section 3.20 of the Pooling and Servicing Agreement, dated and effective as of June 1, 2006, among Option One Mortgage Acceptance Corporation as Depositor, Option One Mortgage Corporation, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee, (the "Servicing Agreement"), enclosed is the required officer's certificate of compliance.

If you have any questions, please contact Elizabeth Nguyen at (949) 727-8226 or email: Elizabeth.Nguyen@oomc.com

Option One Mortgage Corporation
6501 Irvine Center Drive
Irvine, CA 92618


6501 Irvine Center Drive * Irvine * California * 92618 * (800) 704-0800

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       LENDER


(page)


(logo) OPTION ONE
       MORTGAGE
       One gets it done.



Annual Compliance Certificate


I, Rodney A. Smith, the undersigned, the duly authorized Vice President -Servicing Officer of Option One Mortgage Corporation (as "Master Servicer"), does hereby certify the following for the calendar year ending on December 31, 2006:

1. A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Servicing Agreement (as defined in the cover letter) for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year (or applicable portion thereof), except as disclosed on Appendix A, attached.



Certified By:



/s/ Rodney A. Smith
Name:  Rodney A. Smith
Title: Servicing Offcier  Vice President
Date:  March 15, 2007

6501 Irvine Center Drive * Irvine * California * 92618 * (800) 704-0800

(logo) EQUAL HOUSING
       LENDER


(page)


(logo) OPTION ONE
       MORTGAGE
       One gets it done




APPENDIX A


Criteria 1122(d)(1)(iv)
Option One's fidelity bond insurance was less than FNMA requirements by approximately $5.4 million on average during the first six months of the year, and during such six month period reached up to $8.6 million less than the FNMA requirements. Upon discovery of the deficiency, Option One renewed the insurance policy on June 17, 2006 for coverage in excess of the FNMA requirements.


6501 Irvine Center Drive * Irvine * California * 92618 * (800) 704-0800

(logo) EQUAL HOUSING
       LENDER